UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2017

RICH CIGARS, INC.

(Exact name of Registrant as specified in its charter)

Florida	333-199452	46-3289369
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 North Rocky Point East, Suite 200, Tampa, FL 33607

(Address of Principal Executive Offices)

813-281-4652

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On November 27, 2017, the Board of Directors of Rich Cigars, Inc. (the "Company") entered into a Settlement Agreement and Release (the "Settlement Agreement"), attached hereto as Exhibit 10.1 with Richard Davis, the Chief Executive Officer and a Director of the Company, and a Subscription Agreement with Dror Svorai for the purchase of 1,000,000 shares of restricted Series A Preferred Supermajority voting stock for $125,000, paid out of escrow, attached hereto as Exhibit 10.2. Pursuant to the Settlement Agreement, Mr. Davis will resign as CEO and Director of the Company, as will Al Rushing and Michael Rushing, Officers and Directors, effective 10 days following the mailing of notice to shareholders pursuant to Schedule 14f-1. The purchaser of the Series A Preferred shares, Mr. Svorai, will appoint three new directors for the Company, effective 10 days following the mailing of notice to shareholders pursuant to Schedule 14f-1. Messrs. Davis, Rushing, and Rushing will return their shares of common stock to treasury. Mr. Davis will be paid $71,669.70 as a termination fee and for cancellation of the shares of common stock.

The number of authorized shares of preferred stock is 11,000,000, $.001 par value per share, and the Series A consists of 1,000,000 out of the 11,000,000 preferred shares. The Record Holders of the Series A Preferred Shares have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to that number of common shares which is not less than 60% of the vote required

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to approve any action which Florida law provides may or must be approved by vote or consent of the holders of the holders of common shares or the holders of other securities entitled to vote, if any.

The information set forth in Item 1.01 regarding the issuance of shares of our preferred stock is incorporated into this Item 3.02 by reference. The offer and sale of such securities were made only to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws. The Subscription Agreement contains representations to support the Company’s reasonable belief that Mr. Svorai had access to information concerning the Company’s operations and financial condition, that Mr. Svorai did not and will not acquire the Preferred Stock with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that Mr. Svorai was an accredited investor. The Company relied upon such representations in determining that such exemptions were available.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 3.02 regarding the issuance of shares of our preferred stock with supermajority voting rights is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective 10 days following the mailing of the notice to shareholders on Schedule 14f-1, Richard Davis will resign as Chief Executive Officer, President and Director of the Company.  Mr. Davis's resignation was not the result of any disagreement with the policies, practices or procedures of the Company. A copy of Mr. Davis’s resignation is attached as Exhibit 17.1, and incorporated herein by reference. Mr. Svorai will fill the vacancy effective 10 days following the mailing of the notice to shareholders on Schedule 14f-1.

Effective 10 days following the mailing of the notice to shareholders on Schedule 14f-1, Al Rushing will resign as Vice President, Chief Operating Officer, Secretary, and Director of the Company.  Mr. Rushing's resignation was not the result of any disagreement with the policies, practices or procedures of the Company. A copy of Mr. Rushing's resignation is attached as Exhibit 17.2, and incorporated herein by reference. Mr. Svorai will fill the vacancy effective 10 days following the mailing of the notice to shareholders on Schedule 14f-1.

Effective 10 days following the mailing of the notice to shareholders on Schedule 14f-1, Michael Rushing will resign as Vice President of Sales and Director of the Company.  Mr. Rushing's resignation was not the result of any disagreement with the policies, practices or procedures of the Company. A copy of Mr. Rushing's resignation is attached as Exhibit 17.3, and incorporated herein by reference. Mr. Svorai will fill the vacancy effective 10 days following the mailing of the notice to shareholders on Schedule 14f-1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Settlement Agreement and Release
10.2	Subscription Agreement
17.1	Resignation of Richard Davis
17.2	Resignation of Al Rushing
17.3	Resignation of Michael Rushing

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rich Cigars, Inc.

By: /s/ Richard Davis

_____________________________

Richard Davis

Title: CEO

Date: December 1, 2017

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